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                                                                    EXHIBIT 99.5

                         STATEMENT PURSUANT TO RULE 438

     Pursuant to Rule 438 under the Securities Act of 1933, as amended, the registrant hereby states that the Rule 438 consents of the three other directors who, along with Stephen Hamblett, will become directors of A. H. Belo Corporation ("Belo") upon consummation of the merger of The Providence Journal Company with and into A H Finance Company, are omitted because these three other directors have not yet been identified and, therefore, obtaining such consents is impracticable at present; and hereby submits the following affidavit in support hereof.

                         AFFIDAVIT PURSUANT TO RULE 438

     The undersigned, Michael J. McCarthy, Senior Vice President, Secretary and General Counsel of A. H. Belo Corporation ("Belo"), hereby affirms under penalty of perjury that he is unable to obtain the Rule 438 consents of the three other directors who, along with Stephen Hamblett, will become directors of Belo upon consummation of the merger of The Providence Journal Company with and into A H Finance Company, because these three other directors have not yet been identified and, therefore, obtaining such consents is impracticable at present.

                                                 /s/ MICHAEL J. MCCARTHY

                                            ------------------------------------
                                            Michael J. McCarthy
                                            Senior Vice President, Secretary and
                                            General Counsel

Date: January 6, 1997